Exhibit 107

Calculation of Filing Fee Tables

F-4

(Form Type)

Bullish

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on February 7, 2022 on the New York Stock Exchange of the FPAC Class A ordinary shares)	6,317,227	$9.93	$62,698,477.98	$ 0.0000927	$5,812.15

	Ordinary Shares	Class A Ordinary Shares	Rule 457(h)(1) (Based on weighted average exercise price of the options)	15,907,196	$5.709	$90,814,181.96	$ 0.0000927	$8,418.47

	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on February 7, 2022 on the New York Stock Exchange of the FPAC Class A ordinary shares)	2,374,437	$9.93	$23,566,287.23	$ 0.0000927	$2,184.59

	Warrants	Warrants	Rule 457(c) (Based on the market prices on February 7, 2022 on the New York Stock Exchange of FPAC Warrants)	66,666	$1.09	$72,959.27	$ 0.0000927	$6.76

	Ordinary Share	Class A Ordinary Shares (issuable on exercise of Warrants)	Rule 457(g) (No separate registration fee required)	66,666	$11.50	— (No separate registration fee required pursuant to Rule 457(g))	$ 0.0000927	$0 (No separate registration fee required pursuant to Rule 457(g))

Fees Previously Paid	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	69,750,000	$10.50	$732,375,000.00	$ 0.0000927	$67,891.16

	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	67,707,929	$10.50	$710,933,254.50	$ 0.0000927	$65,903.51

	Ordinary Shares	Class A Ordinary Shares	Rule 457(c) (Based on the market prices on December 16, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares)	6,248,316	$10.12	$63,201,716.34	$ 0.0000927	$5,858.80

	Warrants	Warrants	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	27,000,000	$3.03	$81,810,000.00	$ 0.0000927	$7,583.79

	Ordinary Share	Class A Ordinary Shares (issuable on exercise of Warrants)	Rule 457(c) (Based on the market prices on October 27, 2021 on the New York Stock Exchange of the FPAC Class A ordinary shares and FPAC Warrants)	27,000,000	$10.50	— (No separate registration fee required pursuant to Rule 457(g))	$ 0.0000927	$0 (No separate registration fee required pursuant to Rule 457(g))

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,765,471,877.27		$163,659.24

	Total Fees Previously Paid							$147,237.26

	Total Fee Offsets							—

	Net Fee Due							$16,421.98

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

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